LivePerson Announces Third Quarter 2025 Financial Results

-- Total Revenue of $60.2 million, above the high end of our guidance range --

-- Adjusted EBITDA above the high end of our guidance range --

NEW YORK, November 10, 2025 -- LivePerson, Inc. (NASDAQ: LPSN) (“LivePerson” the “Company”, “we” or “us”), a leading provider of predictable conversational AI and digital transformation, today announced financial results for the third quarter ended September 30, 2025.

Third Quarter Highlights

Total revenue was $60.2 million for the third quarter of 2025, a decrease of 19.0% as compared to the same period last year, driven primarily by customer cancellations and downsells.

LivePerson signed 28 deals in total for the third quarter, consisting of 26 existing and 2 new customers. Trailing-twelve-months average revenue per enterprise and mid-market customer (ARPC) increased 5.6% for the third quarter to $665,000, up from approximately $630,000 for the comparable prior-year period. ARPC is calculated using only recurring revenue, which is consistent with the revenue base for calculating Net Revenue Retention.

"This quarter, we delivered on our commitment to strengthen LivePerson’s financial foundation, providing renewed customer confidence and supporting key enterprise renewals and new growth opportunities. Our progress is further fueled by continued product innovation, including our expanded partnership with Google and the exciting launch of Conversation Simulator, which we believe represents a significant new opportunity. With our financial foundation stabilized and commercial traction building, we are in a strong position to continue to execute our strategy," said John Sabino, LivePerson’s CEO.

"In the third quarter, we strengthened our capital structure and rationalized costs, building a path towards producing sustainable free cash flow. Simultaneously, we continued to deliver value for customers with on-schedule GCP migrations and product innovation in the form of Conversation Simulator. Collectively, we believe these milestones have positioned LivePerson to continue building commercial traction going forward,” said John Collins, CFO and COO.

Customer Expansion

During the third quarter, the Company signed 28 total deals for the quarter, including 26 expansion and renewals and 2 new logo deals.
Expansions and renewals included:
•A leading U.S. health plan provider;
•A leading amusement park and entertainment company; and
•Sanlam, a leading South African financial services group.

New logos included a global industrial company.

Net Income, Adjusted Operating (Loss) Income and Adjusted EBITDA

Net income for the third quarter of 2025 was $8.7 million or $0.98 per share1, as compared to net loss of $28.3 million or $4.74 per share for the third quarter of 2024. This change is primarily driven by a $27.7 million gain on the troubled debt restructuring in the third quarter of 2025. Adjusted operating loss, a non-GAAP financial metric, for the third quarter of 2025 was $0.7 million, as compared to adjusted operating income of less than $0.1 million for the third quarter of 2024. Adjusted operating (loss) income excludes provision for income taxes, interest expense, interest income, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, change in fair value of warrants, gain on troubled debt restructuring, gain on debt extinguishment, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, loss on divestiture, and other expense (income), net.

Adjusted EBITDA, a non-GAAP financial measure, for the third quarter of 2025 was $4.8 million as compared to adjusted EBITDA of $7.3 million for the third quarter of 2024. Adjusted EBITDA excludes interest expense, interest income, provision for income taxes, depreciation, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, change in fair value of warrants, gain on troubled debt restructuring, gain on debt extinguishment, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, loss on divestiture, and other expense (income), net.

A reconciliation of non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading “Non-GAAP Financial Measures.”

Cash and Cash Equivalents

The Company’s cash balance was $106.7 million at September 30, 2025, as compared to $183.2 million at December 31, 2024.

Financial Expectations

The following forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially from these forward-looking measures. The Company does not present a quantitative reconciliation of the forward-looking non-GAAP financial measures, adjusted EBITDA and adjusted EBITDA margin to the most directly comparable GAAP financial measures (or otherwise present such forward-looking GAAP measures) because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized. In particular, these non-GAAP financial measures exclude certain items, including interest expense, interest income, provision for income taxes, depreciation, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, change in fair value of warrants, gain on troubled debt restructuring, gain on debt extinguishment, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, IT transformation costs, acquisition and divestiture costs, loss on divestiture, and other expense (income), net, which depend on future events that the Company is unable to predict. Depending on the size of these items, they could have a significant impact on the Company’s GAAP financial results.

For the fourth quarter of 2025, we currently expect total revenue to range from $50.5 million - $55.5 million or (31)% to (24)% year over year. We currently expect recurring revenue to represent 93% of total revenue. For the fourth quarter of 2025, we currently expect adjusted EBITDA to range from $(0.3) million to $4.7 million, or a margin of (0.6)% to 8.5%.

(1) All historical share and per share amounts for the periods prior to the completion on October 13, 2025 of the 1:15 reverse stock split have been adjusted to give retroactive effect to the reverse stock split for all periods presented.

For the full year 2025, we currently expect total revenue to range from $235 million - $240 million or (25)% to (23)% year over year. In addition, we currently expect recurring revenue to represent 93% of total revenue. For the full year 2025, we currently expect adjusted EBITDA to range from $7.5 million to $12.5 million, or a margin of 3.2% to 5.2%.

Fourth Quarter 2025

Guidance
Revenue (in millions)	$50.5 - $55.5
Revenue growth (year-over-year)	(31)% - (24)%
Adjusted EBITDA (in millions)	$(0.3) - $4.7
Adjusted EBITDA margin (%)	(0.6)% - 8.5%

Full Year 2025

Guidance
Revenue (in millions)	$235 - $240
Revenue growth (year-over-year)	(25)% - (23)%
Adjusted EBITDA (in millions)	$7.5 - $12.5
Adjusted EBITDA margin (%)	3.2% - 5.2%

Disaggregated Revenue
Included in the accompanying financial results are revenues disaggregated by revenue source, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(In thousands)
Revenue:
Hosted services	$51,175	$62,655	$156,630	$201,466
Professional services	8,979	11,589	27,824	37,802
Total revenue	$60,154	$74,244	$184,454	$239,268

Supplemental Third Quarter 2025 Presentation
LivePerson will post a presentation providing supplemental information for the third quarter of 2025 on the investor relations section of the Company’s web site at ir.liveperson.com.

Earnings Teleconference Information
The Company will discuss its third quarter of 2025 financial results during a teleconference today, November 10, 2025, at 5:00 PM ET. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 1-877-407-0784, while international callers should dial 1-201-689-8560, and both should reference the conference ID “13756713.”
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at ir.liveperson.com.

If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call until November 24, 2025. To access the replay, please call 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (international). Please reference the conference ID “13756713.” A replay will also be available on the investor relations section of the Company’s web site at ir.liveperson.com.

About LivePerson, Inc.
LivePerson (NASDAQ: LPSN) is a leader in predictable conversational AI and digital transformation. The world's leading brands use our award-winning Conversational Cloud platform to connect with millions of consumers. We power nearly a billion conversational interactions every month, providing uniquely rich data analytics and safety tools to unlock the power of conversational AI for better business outcomes. Fast Company named LivePerson the #1 Most Innovative AI Company in the world. Learn more at liveperson.com.

Non-GAAP Financial Measures

Investors are cautioned that the following financial measures used in this press release and on our earnings call are “non-GAAP financial measures”: (i) adjusted EBITDA, or net income (loss) before interest expense, interest income, provision for income taxes, depreciation, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, change in fair value of warrants, gain on troubled debt restructuring, gain on debt extinguishment, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, loss on divestiture, and other expense (income), net; (ii) adjusted EBITDA margin, or net income (loss) before interest expense, interest income, provision for income taxes, depreciation, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, change in fair value of warrants, gain on troubled debt restructuring, gain on debt extinguishment, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, loss on divestiture, and other expense (income), net, divided by revenue; (iii) adjusted operating (loss) income, or net income (loss) before provision for income taxes, interest expense, interest income, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, change in fair value of warrants, gain on troubled debt restructuring, gain on debt extinguishment, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, loss on divestiture, other expense (income), net; (iv) free cash flow, or net cash used in operating activities less purchases of property and equipment, including capitalized software; (v) non-GAAP cost of revenue, or cost of revenue excluding stock based compensation and IT transformation costs; (vi) non-GAAP sales and marketing expenses, or sales and marketing expenses excluding stock based compensation and leadership transition costs; (vii) non-GAAP general and administrative expenses, or general and administrative expenses excluding stock based compensation, other litigation, consulting and employee costs and leadership transition costs; and (viii) non-GAAP product development expenses, or product development expenses excluding stock based compensation, other litigation, consulting and employee costs, and leadership transition costs.

Non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Forward-Looking Statements

Statements in this press release and on our earnings call regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, changes to our capital structure, our ability to execute on our transformation strategy, the effects of our cost-reduction efforts and the impact of our new hires, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. With respect to our financial guidance, we note that it is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: our ability to retain existing customers and cause them to purchase additional services and to attract new customers; the intensive personnel, infrastructure and resource commitment required to support our customer base; our ability to retain key personnel, attract new personnel and to manage staff attrition; our ability to successfully integrate acquisitions; our ability to refinance our substantial indebtedness before it becomes due or to secure necessary additional financing on commercially reasonable terms, or at all; lengthy sales cycles; delays in our implementation cycles; payment-related risks; potential fluctuations in our quarterly revenue and operating results; limitations on the effectiveness of our controls; non-payment or late payment of amounts due to us from a significant number of customers; volatility in the capital markets; recognition of revenue from subscriptions; customer retention and engagement; our ability to develop and maintain successful relationships with partners, service partners, social media and other third-party consumer messaging platforms and endpoints; our ability to effectively operate on mobile devices; the highly competitive markets in which we operate; general economic conditions; failures or security breaches in our services, those of our third-party service providers, or in the websites of our customers; regulation or possible misappropriation of personal information belonging to our customers’ Internet users; US and international laws and regulations regarding privacy data protection and AI and increased public scrutiny of privacy, security and AI issues that could result in increased government regulation and other legal obligations; ongoing litigation and legal matters; new regulatory or other legal requirements that could materially impact our business; governmental export controls and economic sanctions; industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; future regulation of the Internet or mobile devices; technology-related defects that could disrupt the LivePerson services; our ability to protect our intellectual property rights or potential infringement of the intellectual property rights of third parties; the use of AI in our product offerings or by our vendors; the presence of, and difficulty in correcting, errors, failures or “bugs” in our products; our ability to license necessary third-party software for use in our products and services, and our ability to successfully integrate third-party software; potential adverse impact due to foreign currency exchange rate fluctuations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks if and as we expand; risks related to our operations in Israel; potential failure to meet service level commitments to certain customers; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technological or other defects that could disrupt or negatively impact our services; our ability to maintain our reputation; changes in accounting principles generally accepted in the United States; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; risks related to our common stock being traded on more than one securities exchange; risks related to our ability to comply with stock exchange listing requirements; and other factors described in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, and the Company’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the SEC on May 8, 2025 and August 13, 2025, respectively. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the Company’s reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amount)
unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$60,154	$74,244	$184,454	$239,268
Costs, expenses and other:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	17,218	19,983	53,474	60,869
Sales and marketing	18,235	22,093	61,608	77,056
General and administrative	10,966	17,662	35,695	63,671
Product development	13,376	18,184	43,253	62,493
Depreciation and amortization	5,634	10,912	17,210	34,751
Restructuring costs	9,312	1,448	11,178	7,876
Impairment of goodwill	—	—	—	3,627
Impairment of intangibles and other assets	—	—	—	10,568
Loss on divestiture	—	—	—	558
Total costs, expenses and other	74,741	90,282	222,418	321,469
Loss from operations	(14,587)	(16,038)	(37,964)	(82,201)
Other income (expense), net:
Interest expense	(8,113)	(5,698)	(23,457)	(8,450)
Interest income	1,207	1,551	4,157	4,798
Gain on troubled debt restructuring	27,720	—	27,720	—
Gain on debt extinguishment	—	—	—	73,083
Other income (expense), net	2,878	(7,615)	8,845	(7,246)
Total other income (expense), net	23,692	(11,762)	17,265	62,185
Income (loss) before provision for income taxes	9,105	(27,800)	(20,699)	(20,016)
Provision for income taxes	394	509	433	2,129
Net income (loss)	$8,711	$(28,309)	$(21,132)	$(22,145)

Net income (loss) per share of common stock:
Basic(1)	$0.98	$(4.74)	$(3.27)	$(3.74)
Diluted(1)	$(2.76)	$(4.74)	$(7.16)	$(3.74)

Weighted-average shares used to compute net income (loss) per share:
Basic(1)	7,165,708	5,967,674	6,519,546	5,918,245
Diluted(1)	7,423,389	5,967,674	6,818,844	5,918,245

(1) The number of shares has been restated to reflect the 1:15 reverse stock split effectuated on October 13, 2025. All historical share and per share amounts for the periods prior to the completion of the reverse stock split have been adjusted to give retroactive effect to the reverse stock split for all periods presented.

LivePerson, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
unaudited

	Nine Months Ended September 30,
	2025	2024
OPERATING ACTIVITIES:
Net loss	$(21,132)	$(22,145)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Stock-based compensation expense	11,604	18,833
Depreciation	16,633	23,165
Change in operating lease right-of-use assets	(5)	4,130
Amortization of purchased intangible assets and finance leases	577	11,585
Amortization of debt issuance costs and accretion of debt discount	5,568	3,079
Impairment of goodwill	—	3,627
Impairment of intangibles and other assets	—	10,568
Gain on troubled debt restructuring	(42,429)	—
Gain on debt extinguishment	—	(73,083)
Change in fair value of warrants	(8,758)	7,790
Interest expense	13,750	5,637
(Reversal of) allowance for credit losses	(494)	9,642
Loss on divestiture	—	558
Deferred income taxes	228	408
Changes in operating assets and liabilities:
Accounts receivable	10,228	22,213
Prepaid expenses and other assets	1,489	6,201
Contract acquisition costs	7,070	1,535
Accounts payable, accrued expenses and other current liabilities	(12,420)	(35,624)
Deferred revenue	(2,819)	(6,112)
Other liabilities	129	(4,022)
Net cash used in operating activities	(20,781)	(12,015)
INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized software	(9,784)	(21,504)
Purchases of intangible assets	(1,431)	(2,001)
Net cash used in investing activities	(11,215)	(23,505)
FINANCING ACTIVITIES:
Proceeds from issuance of common stock in connection with the exercise of options and employee stock purchase plan	471	270
Principal payments for financing leases	(26)	(381)
Payment on settlement of warrants	(1,297)	—
Payment in connection with troubled debt restructuring	(45,000)	—
Proceeds from issuance of senior notes	—	50,000
Payment of debt issuance costs	—	(7,359)
Payments on repurchase of 2024 convertible senior notes	—	(72,491)
Payments on repurchase of 2026 convertible senior notes	—	(4,901)
Net cash used in financing activities	(45,852)	(34,862)
Effect of foreign exchange rate changes on cash and cash equivalents	1,272	(439)
Net decrease in cash and cash equivalents	(76,576)	(70,821)
Cash and cash equivalents - beginning of year	183,237	212,925
Cash and cash equivalents - end of period	$106,661	$142,104

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of Adjusted EBITDA:
GAAP net income (loss)	$8,711	$(28,309)	$(21,132)	$(22,145)
Add/(less):
Interest expense	8,113	5,698	23,457	8,450
Interest income	(1,207)	(1,551)	(4,157)	(4,798)
Provision for income taxes	394	509	433	2,129
Depreciation	5,468	7,226	16,633	23,165
Amortization of purchased intangibles and finance leases	166	3,686	577	11,585
Litigation, consulting and other employee costs	1,646	5,253	5,478	14,947
Restructuring costs	9,312	1,448	11,178	7,876
Stock-based compensation expense	2,635	5,375	11,604	18,833
Change in fair value of warrants	(2,933)	7,790	(8,758)	7,790
Gain on troubled debt restructuring	(27,720)	—	(27,720)	—
Gain on debt extinguishment	—	—	—	(73,083)
Impairment of goodwill	—	—	—	3,627
Impairment of intangibles and other assets	—	—	—	10,568
Leadership transition costs	—	122	—	3,193
Working capital adjustment - Kasamba	—	—	—	1,776
IT transformation costs	111	185	331	1,095
Acquisition and divestiture costs	—	—	—	920
Loss on divestiture	—	—	—	558
Other expense (income), net	55	(175)	(87)	(544)
Adjusted EBITDA	$4,751	$7,257	$7,837	$15,942

Reconciliation of Adjusted Operating (Loss) Income:
Income (loss) before provision for income taxes	$9,105	$(27,800)	$(20,699)	$(20,016)
Add/(less):
Interest expense	8,113	5,698	23,457	8,450
Interest income	(1,207)	(1,551)	(4,157)	(4,798)
Amortization of purchased intangibles and finance leases	166	3,686	577	11,585
Litigation, consulting and other employee costs	1,646	5,253	5,478	14,947
Restructuring costs	9,312	1,448	11,178	7,876
Stock-based compensation expense	2,635	5,375	11,604	18,833
Change in fair value of warrants	(2,933)	7,790	(8,758)	7,790
Gain on troubled debt restructuring	(27,720)	—	(27,720)	—
Gain on debt extinguishment	—	—	—	(73,083)
Impairment of goodwill	—	—	—	3,627
Impairment of intangibles and other assets	—	—	—	10,568
Leadership transition costs	—	122	—	3,193
Working capital adjustment - Kasamba	—	—	—	1,776
IT transformation costs	111	185	331	1,095
Acquisition and divestiture costs	—	—	—	920
Loss on divestiture	—	—	—	558
Other expense (income), net	55	(175)	(87)	(544)
Adjusted operating (loss) income	$(717)	$31	$(8,796)	$(7,223)

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Calculation of Free Cash Flow:
Net cash (used in) provided by operating activities	$(6,009)	$4,817	$(20,781)	$(12,015)
Purchases of property and equipment, including capitalized software	(2,889)	(5,047)	(9,784)	(21,504)
Total Free Cash Flow	$(8,898)	$(230)	$(30,565)	$(33,519)

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

GAAP cost of revenue (1)	$17,218	$18,038	$18,218	$16,526	$19,983
Stock based compensation	(77)	(203)	(186)	(198)	(251)
IT transformation costs	(111)	(110)	(110)	(110)	(185)
Non-GAAP cost of revenue	$17,030	$17,725	$17,922	$16,218	$19,547

GAAP sales and marketing expenses (1)	$18,235	$19,888	$23,485	$20,281	$22,093
Stock based compensation	(507)	(1,059)	(1,378)	(903)	(2,182)
Leadership transition costs	—	—	—	—	(33)
Non-GAAP sales and marketing expenses	$17,728	$18,829	$22,107	$19,378	$19,878

GAAP general and administrative expenses (1)	$10,966	$7,945	$16,784	$16,090	$17,662
Stock based compensation	(1,283)	(1,755)	(1,773)	(948)	(1,725)
Other litigation, consulting and employee costs	(1,429)	1,546	(5,169)	(2,029)	(5,253)
Leadership transition costs	—	—	—	195	(41)
Non-GAAP general and administrative expenses	$8,254	$7,736	$9,842	$13,308	$10,643

GAAP product development expenses (1)	$13,376	$13,843	$16,034	$17,292	$18,184
Stock based compensation	(768)	(1,243)	(1,372)	(1,107)	(1,217)
Other litigation, consulting and employee costs	(217)	(209)	—	—	—
Leadership transition costs	—	—	—	—	(48)
Non-GAAP product development expenses	$12,391	$12,391	$14,662	$16,185	$16,919

(1) GAAP amounts have been adjusted to remove depreciation and amortization as those are now presented separately in the Condensed Consolidated Statements of Operations for each period.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	September 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$106,661	$183,237
Accounts receivable, net	19,245	28,737
Prepaid expenses and other current assets	17,814	19,250
Total current assets	143,720	231,224
Property and equipment, net	93,474	100,557
Contract acquisition costs, net	27,247	33,559
Intangible assets, net	15,516	15,070
Goodwill, net	226,516	222,554
Deferred tax assets, net	4,492	4,411
Other assets	484	403
Total assets	$511,449	$607,778

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,551	$15,378
Accrued expenses and other current liabilities	59,664	66,582
Deferred revenue	56,000	57,980
Total current liabilities	122,215	139,940
Convertible senior notes	382,411	527,070
Deferred tax liabilities	3,782	3,542
Other liabilities	4,427	4,542
Total liabilities	512,835	675,094
Commitments and contingencies
Preferred stock	20,664	—
Total stockholders’ equity	(22,050)	(67,316)
Total liabilities and stockholders’ equity	$511,449	$607,778

Investor Relations contact
ir-lp@liveperson.com